EXHIBIT 10.45

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of July 15, 2003, is made between InSite Vision Incorporated, a Delaware corporation (the “Company”), and S. Kumar Chandrasekaran, Ph.D. (the “Holder”).

In consideration of advances or other consideration provided by the Holder to the Company, the Company has issued from time to time and may now or hereafter issue from time to time to the Holder a promissory note (such note, as amended, restated, supplemented or modified from time to time, the “Senior Note”) evidencing such advances or other consideration, including all interest accruing thereon. The aggregate principal amount of the Senior Note may not exceed $400,000 or such larger amount agreed by the Holder from time to time. Pursuant to the terms and conditions of this Agreement, the Company has granted to the Holder the security interests hereinafter provided to secure the obligations of the Company under the Senior Note and this Agreement. By execution of a counterpart hereof, the Holder accepts the terms of its Senior Note and this Agreement.

Accordingly, the parties hereto agree as follows:

SECTION 1. DEFINITIONS; INTERPRETATION.

(a) CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

“ACCOUNT CONTROL AGREEMENT” means any account control agreement or other agreement with any securities intermediary or other Person granting control with respect to any Investment Property or Deposit Account.

“ACCOUNTS” means any and all accounts of the Company, whether now existing or hereafter acquired or arising, and in any event includes all accounts receivable, contract rights, rights to payment and other obligations of any kind owed to the Company arising out of or in connection with the sale or lease of merchandise, goods or commodities or the rendering of services or arising from any other transaction, however evidenced, and whether or not earned by performance, all guaranties, indemnities and security with respect to the foregoing, and all letters of credit relating thereto, in each case whether now existing or hereafter acquired or arising.

“BOOKS” means all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for the Company in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral, including: (i) ledgers; (ii) records indicating, summarizing, or evidencing the Company’s assets (including Inventory and Rights to Payment), business operations or financial condition; (iii) computer programs and software; (iv) computer discs, tapes, files, manuals, spreadsheets; (v) computer printouts and output of whatever kind; (vi) any other computer prepared or electronically stored, collected or reported information and equipment of any kind; and (vii) any and all other rights now or hereafter arising out of any contract or agreement between the Company and any service bureau, computer or data processing company or other Person charged with preparing or maintaining any of the Company’s books or records or with credit reporting, including with regard to the Company’s Accounts.

“CHATTEL PAPER” means all writings of whatever sort which evidence a monetary obligation and a security interest in or lease of specific goods, whether now existing or hereafter arising.

“COLLATERAL” has the meaning set forth in Section 2.

“DEPOSIT ACCOUNT” means any demand, time, savings, passbook or like account now or hereafter maintained by or for the benefit of the Company with a bank, savings and loan association, credit union or like organization, and all funds and amounts therein, whether or not restricted or designated for a particular purpose.

“DOCUMENTS” means any and all documents of title, bills of lading, dock warrants, dock receipts, warehouse receipts and other documents of the Company, whether or not negotiable, and includes all other documents which purport to be issued by a bailee or agent and purport to cover goods in any bailee’s or agent’s possession which are either identified or are fungible portions of an identified mass, including such documents of title made available to the Company for the purpose of ultimate sale or exchange of goods or for the purpose of loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with goods in a manner preliminary to their sale or exchange, in each case whether now existing or hereafter acquired or arising.

“EQUIPMENT” means all now existing or hereafter acquired equipment of the Company in all of its forms, wherever located, and in any event includes any and all machinery, furniture, equipment, furnishings and fixtures in which the Company now or hereafter acquires any right, and all other goods and tangible personal property (other than Inventory), including tools, parts and supplies, automobiles, trucks, tractors and other vehicles, computer and other electronic data processing equipment and other office equipment, computer programs and related data processing software, and all additions, substitutions, replacements, parts, accessories, and accessions to and for the foregoing, now owned or hereafter acquired, and including any of the foregoing which are or are to become fixtures on real property.

“EVENT OF DEFAULT” has the meaning set forth in Section 10(a).

“FINANCING STATEMENTS” has the meaning set forth in Section 3.

“GENERAL INTANGIBLES” means all general intangibles of the Company, now existing or hereafter acquired or arising, and in any event includes: (i) all tax and other refunds, rebates or credits of every kind and nature to which the Company is now or hereafter may become entitled; (ii) all good will, choses in action and causes of action, whether legal or equitable, whether in contract or tort and however arising; (iii) all Intellectual Property Collateral; (iv) all interests in limited and general partnerships and limited liability companies; (v) all rights of stoppage in transit, replevin and reclamation; (vi) all licenses, permits, consents, indulgences and rights of whatever kind issued in favor of or otherwise recognized as belonging to the Company by any governmental authority; and (vii) all indemnity agreements, guaranties, insurance policies and other contractual, equitable and legal rights of whatever kind or nature; in each case whether now existing or hereafter acquired or arising.

“INSTRUMENTS” means any and all negotiable instruments and every other writing which evidences a right to the payment of money, wherever located and whether now existing or hereafter acquired.

“INTELLECTUAL PROPERTY COLLATERAL” means the following properties and assets owned or held by the Company or in which the Company otherwise has any interest, now existing or hereafter acquired or arising:

(i) all patents and patent applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof;

(ii) all copyrights and applications for copyright, domestic or foreign, together with the underlying works of authorship (including titles), whether or not the underlying works of authorship have been published and whether said copyrights are statutory or arise under the common law, and all other rights and works of authorship, all rights, claims and demands in any way relating to any such copyrights or works, including royalties and rights to sue for past, present or future infringement, and all rights of renewal and extension of copyright;

(iii) all state (including common law), federal and foreign trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof;

(iv) all trade secrets, trade dress, trade styles, logos, other source of business identifiers, mask-works, mask-work registrations, mask-work applications, software, confidential information, customer lists, license rights, advertising materials, operating manuals, methods, processes, know-how, algorithms, formulae, databases, quality control procedures, product, service and technical specifications, operating, production and quality control manuals, sales literature, drawings, specifications, blue prints, descriptions, inventions, name plates and catalogs; and

(v) the entire goodwill of or associated with the businesses now or hereafter conducted by the Company connected with and symbolized by any of the aforementioned properties and assets.

“INVENTORY” means any and all of the Company’s inventory in all of its forms, wherever located, whether now owned or hereafter acquired, and in any event includes all goods (including goods in transit) which are held for sale, lease or other disposition, including those held for display or demonstration or out on lease or consignment or to be furnished under contract of service, or which are raw materials, work in process, finished goods or materials used or consumed in the Company’s business, and the resulting product or mass, and all repossessed, returned, rejected, reclaimed and replevied goods, together with all parts, components, supplies, packing and other materials used or usable in connection with the manufacture, production, packing, shipping, advertising, selling or furnishing of such goods; and all other items hereafter acquired by the Company by way of substitution, replacement, return, repossession or otherwise, and all additions and accessions thereto, and any Document representing or relating to any of the foregoing at any time.

“INVESTMENT PROPERTY” means any and all investment property of the Company, including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, and whether now existing or hereafter acquired or arising.

“LETTER OF CREDIT PROCEEDS” means any and all proceeds of written letters of credit.

“LIEN” means any mortgage, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien or other type of preferential arrangement (other than a financing statement filed by a lessor in respect of an operating lease not intended as security).

“PERMITTED LIENS” means: (i) Liens in favor of the Holder; (ii) existing Liens (including without limitation leases and subleases) existing as of the date hereof and Liens incurred in connection with the extension, renewal or refinancing of the indebtedness or other obligations secured by such existing Liens; (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and which are adequately reserved for in accordance with generally accepted accounting principles, provided the same does not have priority over any of the Holder’s Liens; (iv) Liens of materialmen, mechanics, warehousemen, carriers or employees or other similar Liens provided for by mandatory provisions of law and securing obligations either not delinquent or being contested in good faith by appropriate proceedings and which do not in the aggregate materially impair the use or value of the property or risk the loss or forfeiture thereof; (v) Liens consisting of deposits or pledges to secure the performance of bids, trade contracts, leases, public or statutory obligations, or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens upon or in any Equipment and the Proceeds thereof acquired or held by the Company to secure the purchase price of such Equipment or indebtedness or other obligations incurred solely for the purpose of financing or refinancing the acquisition of such Equipment; and (vii) other Liens approved in writing by the Holder.

“PERSON” means an individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or any other entity of whatever nature or any governmental agency or authority.

“PROCEEDS” means whatever is receivable or received from or upon the sale, lease, license, collection, use, exchange or other disposition, whether voluntary or involuntary, of any Collateral or other assets of the Company, including “proceeds” as defined in the UCC, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to or for the account of the Company from time to time with respect to any of the Collateral, any and all payments (in any form whatsoever) made or due and payable to the Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or for or on account of any damage or injury to or conversion of any Collateral by any Person, any and all other tangible or intangible property received upon the sale or disposition of Collateral, and all proceeds of proceeds.

“RIGHTS TO PAYMENT” means all Accounts, and any and all rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under all Chattel Paper, Documents, General Intangibles, Instruments, Investment Property and Proceeds.

“SECURED OBLIGATIONS” means the indebtedness, liabilities and other obligations of the Company to the Holder evidenced by the Senior Note (together with all extensions or renewals thereof), including all unpaid principal thereunder, all interest accrued thereon (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to the Company, would accrue on such obligations, whether or not a claim is allowed against the Company for such interest in the related bankruptcy proceeding), and all other amounts payable by the Company to the Holder thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and all obligations of every nature of the Company now or hereafter existing under this Agreement.

“SENIOR NOTE” has the meaning set forth in the Recitals to this Agreement.

“SENIOR NOTE PRINCIPAL AMOUNT” means the aggregate outstanding principal amount of the Senior Note.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; PROVIDED, HOWEVER, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(b) TERMS DEFINED IN UCC. Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

SECTION 2. SECURITY INTEREST.

(a) GRANT OF SECURITY INTEREST. As security for the payment and performance of the Secured Obligations, the Company hereby pledges, assigns, transfers, hypothecates and sets over to the Holder, and hereby grants to the Holder a security interest in, all of the Company’s right, title and interest in, to and under the following property, wherever located and whether now existing or owned or hereafter acquired or arising (collectively, the

“Collateral”): (i) all Accounts; (ii) all Rights to Payment; (iii) all Chattel Paper; (iv) all Deposit Accounts; (v) all Documents; (vi) all Equipment; (vii) all General Intangibles; (viii) all Instruments; (ix) all Inventory; (x) all Investment Property; (xi) all Books; (xii) all Letter of Credit Proceeds; and (xiii) all products and Proceeds of any and all of the foregoing.

Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and the Company shall not be deemed to have granted a security interest in, (i) any of the Company’s rights or interests in any license, contract or agreement to which the Company is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under any license, contract or agreement to which the Company is a party (other than to the extent that any such term would be rendered ineffective pursuant to the UCC or any other applicable law (including the Bankruptcy Code, 11 U.S.C. § 362(a) (the “Bankruptcy Code”)) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and the Company shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect, or (ii) any real property leasehold or fee, unless the Company has executed a mortgage or deed of trust covering such real property leasehold or fee.

(b) COMPANY REMAINS LIABLE. Anything herein to the contrary notwithstanding, (i) the Company shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Holder of any of the rights hereunder shall not release the Company from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral and (iii) the Holder shall not have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Holder be obligated to perform any of the obligations or duties of the Company thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

(c) CONTINUING SECURITY INTEREST. The Company agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 20.

SECTION 3. PERFECTION PROCEDURES.

(a) FINANCING STATEMENTS, ETC. The Company hereby authorizes the Holder to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Company. The Company agrees that a photographic or other reproduction of this Agreement or of a financing statement signed by the Company shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions. Without limiting the foregoing, upon the request of the Holder, the Company shall execute and deliver to the Holder concurrently with the execution of this Agreement, and at any time and from time to time thereafter, all financing statements, continuation financing statements, termination statements, security agreements, chattel mortgages, assignments, patent, copyright and trademark collateral assignments, fixture filings, warehouse receipts, documents of title, affidavits, reports, notices, schedules of account, letters of authority and all other documents and instruments, including any Account Control Agreement, in form reasonably satisfactory to the Holder (the “Financing Statements”), and take all other action, as the Holder may request, to perfect and continue perfected, maintain the priority of or provide notice of, the Holder’s security interest in the Collateral and to accomplish the purposes of this Agreement.

(b) CERTAIN AGENTS. Any third person at any time and from time to time holding all or any portion of the Collateral shall be deemed to, and shall, hold the Collateral as the agent of, and as pledge holder for, the Holder. At any time and from time to time, the Holder may give notice to any third person holding all or any portion of the Collateral that such third person is holding the Collateral as the agent of, and as pledge holder for, the Holder.

SECTION 4. REPRESENTATIONS AND WARRANTIES. In addition to the representations and warranties of the Company to the Holder set forth in the Senior Note issued to the Holder, the Company represents and warrants to the Holder that: (i) this Agreement creates a security interest against the Collateral in which the Company now has rights and will create a security interest which is enforceable against the Collateral in which the Company hereafter acquires rights at the time the Company acquires any such rights; and (ii) the Holder has a security interest in the Collateral, in which the Company now has rights, and will have a security interest in the Collateral in which the Company hereafter acquires rights at the time the Company acquires any such rights, in each case securing the payment and performance of the Secured Obligations except for and subject to Permitted Liens.

SECTION 5. COVENANTS. For so long as any of the Secured Obligations remain unsatisfied, the Company agrees that:

(a) DEFENSE OF COLLATERAL. The Company will appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or the Holder’s right or interest in, the Collateral.

(b) PRESERVATION OF COLLATERAL. The Company will do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral in all material respects.

(c) EXPENSES. The Company will pay all expenses of protecting, storing, warehousing, insuring, handling and shipping the Collateral.

SECTION 6. RIGHTS TO PAYMENT.

(a) COLLECTION OF RIGHTS TO PAYMENT. At the written request of the Holder, upon and after the occurrence and during the continuance of any Event of Default, all remittances received by the Company shall be, in accordance with the Holder’s instructions, remitted to the Holder or its designee or deposited to an account with the Holder or its designee in the form received (with any necessary endorsements or instruments of assignment or transfer).

(b) INVESTMENT PROPERTY AND INSTRUMENTS. At the written request of the Holder, upon and after the occurrence and during the continuance of any Event of Default,

the Holder or its designee shall be entitled to receive all distributions and payments of any nature with respect to any Investment Property or Instruments, and all such distributions or payments received by the Company shall be held in trust for the Holder or its designee to the extent permitted by applicable law and, in accordance with the Holder’s instructions, remitted to the Holder or its designee or deposited to an account with the Holder or its designee in the form received (with any necessary endorsements or instruments of assignment or transfer). Following the occurrence and during the continuance of an Event of Default, at the written request of the Holder, any such distributions and payments with respect to any Investment Property held in any securities account shall be held and retained in such securities account, in each case as part of the Collateral hereunder. Additionally, the Holder shall have the right, upon the occurrence and during the continuance of an Event of Default, following prior written notice to the Company, to vote and to give consents, ratifications and waivers with respect to any Investment Property and Instruments, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto to the extent permitted by applicable law as if the Holder was the absolute owner thereof; PROVIDED, that the Holder shall have no duty to exercise any of the foregoing rights afforded to it and shall not be responsible to the Company or any other Person for any failure to do so or delay in doing so to the extent permitted by applicable law.

SECTION 7. AUTHORIZATION; HOLDER APPOINTED ATTORNEY-IN-FACT. The Holder shall have the right to, in the name of the Company, without notice to or assent by the Company, and the Company hereby constitutes and appoints the Holder (and any of the Holder’s agents) as the Company’s true and lawful attorney-in-fact, with full power and authority to:

(i) sign any of the Financing Statements which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of, the Holder’s security interest in the Collateral;

(ii) upon the occurrence and during the continuance of an Event of Default:

(A) take possession of and endorse any notes, acceptances, checks, drafts, money orders or other forms of payment or security and collect any Proceeds of any Collateral;

(B) sign and endorse any invoice or bill of lading relating to any of the Collateral, warehouse or storage receipts, drafts against customers or other obligors, assignments, notices of assignment, verifications and notices to customers or other obligors (with respect to the Collateral);

(C) send requests for verification of Rights to Payment to the customers or other obligors of the Company (with respect to the Collateral);

(D) contact, or direct the Company to contact, all account debtors and other obligors on the Rights to Payment and instruct such account debtors and other obligors to make all payments directly to the Holder or its designee;

(E) assert, adjust, sue for, compromise or release any claims under any policies of insurance;

(F) exercise dominion and control over, and refuse to permit further withdrawals from, Deposit Accounts maintained with any financial institution or other Person;

(G) notify each Person maintaining lockbox or similar arrangements for the payment of the Rights to Payment to remit all amounts representing collections on the Rights to Payment directly to the Holder or its designee;

(H) ask, demand, collect, receive and give acquittances and receipts for any and all Rights to Payment, enforce payment or any other rights in respect of the Rights to Payment and other Collateral, grant consents, agree to any amendments, modifications or waivers of the agreements and documents governing the Rights to Payment and other Collateral, and otherwise file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral, as the Holder may deem necessary or desirable to maintain, preserve and protect the Collateral, to collect the Collateral or to enforce the rights of the Holder with respect to the Collateral;

(I) execute any and all applications, documents, papers and instruments necessary for the Holder to use the Intellectual Property Collateral and grant or issue any exclusive or non-exclusive license or sublicense with respect to any Intellectual Property Collateral;

(J) execute any and all endorsements, assignments or other documents and instruments necessary to sell, lease, assign, convey or otherwise transfer title in or dispose of the Collateral;

(K) execute and deliver to any securities intermediary or other Person any entitlement order, Account Control Agreement or other notice, document or instrument which the Holder may deem necessary or advisable to maintain, protect, realize upon and preserve the Investment Property and the Holder’ security interest therein; and

(L) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of the Company, which the Holder may deem necessary or advisable to maintain, protect, realize upon and preserve the Collateral and the Holder’s security interest therein and to accomplish the purposes of this Agreement.

The foregoing power of attorney is coupled with an interest and irrevocable so long as the Secured Obligations have not been paid and performed in full. The Company hereby ratifies, to the extent permitted by law, all that the Holder shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

SECTION 8. HOLDER PERFORMANCE OF COMPANY OBLIGATIONS. The Holder may perform or pay any obligation which the Company has agreed to perform or pay under or in connection with this Agreement, and the Company shall reimburse the Holder on demand for any reasonable amounts paid by the Holder pursuant to this Section 8 to the extent permitted by applicable law.

SECTION 9. HOLDER’S DUTIES. Notwithstanding any provision contained in this Agreement, the Holder shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to the Company or any other Person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of Collateral in the Holder’s possession and the accounting for moneys actually received by the Holder hereunder, the Holder shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Collateral to the extent permitted by applicable law.

SECTION 10. REMEDIES.

(a) REMEDIES. Upon the occurrence and during the continuance of any Event of Acceleration (as defined in the Senior Note) or any failure to pay the Senior Note at maturity or any failure to cure a breach of any covenant or agreement under this Agreement within 15 days after receiving written notice of the same from the Holder (any such event, an “Event of Default”), the Holder shall have, in addition to all other rights and remedies granted to it in this Agreement, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, the Company agrees that to the extent permitted by applicable law:

(i) The Holder may peaceably and without notice enter any premises of the Company, take possession of any the Collateral, remove or dispose of all or part of the Collateral on any premises of the Company or elsewhere, or, in the case of Equipment, render it nonfunctional, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Holder may determine.

(ii) The Holder may require the Company to assemble all or any part of the Collateral and make it available to the Holder at any place and time designated by the Holder.

(iii) The Holder may use or transfer any of the Company’s rights and interests in any Intellectual Property Collateral, by license, by sublicense (to the extent permitted by an applicable license) or otherwise, on such conditions and in such manner as the Holder may determine.

(iv) The Holder may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable law).

(v) The Holder may withdraw (or cause to be withdrawn) any and all funds from any Deposit Accounts or securities accounts.

(vi) The Holder may sell, resell, lease, use, assign, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of the Company’s assets, without charge or liability to the Holder therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as the Holder deems advisable; PROVIDED, HOWEVER, that the Company shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Holder. The Holder shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption the Company hereby releases, to the extent permitted by law. The

Company hereby agrees that the sending of notice by ordinary mail, postage prepaid, to the address of the Company set forth in the Section 12 hereof, of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent ten days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition may occur. The Company recognizes that the Holder may be unable to make a public sale of any or all of the Investment Property, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale.

(b) LICENSE. For the purpose of enabling the Holder to exercise its rights and remedies under this Section 10 or otherwise in connection with this Agreement, the Company hereby grants to the Holder an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to the Company) to use, license or sublicense any Intellectual Property Collateral, except to the extent a grant of such license would violate the terms of an existing agreement to which the Company is a party.

(c) APPLICATION OF PROCEEDS. The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied (i) first, to any fees, costs, expenses and other amounts (other than principal and interest under the Senior Note) then due to the Holder hereunder; (ii) second, to accrued and unpaid interest due the Holder under the Senior Note; (iii) third, to principal due the Holder under the Senior Note and (iv) fourth, to any fees, costs, expenses and other amounts (other than principal and interest under the Senior Note) due to the Holder under the Senior Note. Any surplus thereof which exists after payment and performance in full of the Secured Obligations shall be promptly paid over to the Company or otherwise disposed of in accordance with the UCC or other applicable law. The Company shall remain liable to the Holder for any deficiency which exists after any sale or other disposition or collection of Collateral to the extent permitted by applicable law.

SECTION 11. CERTAIN WAIVERS. The Company waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Secured Obligations; (ii) any right to require the Holder (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Secured Obligations, (C) to pursue any remedy in the Holder’s power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages, and demands against the Holder arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

SECTION 12. NOTICES. Except as otherwise provided herein, any notice or demand which, by the provisions hereof, is required or which may be given to or served upon the parties hereto shall be in writing and, if by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when delivery is confirmed electronically, if by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three (3) business days after deposit in the United States mail, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified, at the following addresses (or such other address(es)) as a party may designate for itself by like notice):

If to Holders:	To the address set forth for the Holder on the signatures pages attached hereto

If to the Company:	InSite Vision Incorporated
965 Atlantic Avenue
Alameda, California 94501
Facsimile: (510) 747-1382
Attention: David Heniges (or if David Heniges is no longer an authorized officer of the Company, any other authorized officer)

With a copy to:	O’Melveny & Myers LLP
990 Marsh Road
Menlo Park, California 94025
Facsimile: (650) 473-2601
Attention: Timothy R. Curry, Esq.

SECTION 13. NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of the Holder to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Holder.

SECTION 14. COSTS AND EXPENSES; INDEMNIFICATION; OTHER CHARGES.

(a) COSTS AND EXPENSES. The Company agrees to pay on demand all reasonable costs and expenses to the Holder, and the reasonable fees and disbursements of the Holder’s counsel, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement, including the protection, sale or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral.

(b) INDEMNIFICATION. The Company hereby agrees to indemnify the Holder, its agents, counsel and other advisors (each an “Indemnified Person”) against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person, which may be imposed on, incurred by, or asserted against any Indemnified Person, in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted to be taken by it hereunder (the “Indemnified Liabilities”); PROVIDED, that the

Company shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person’s gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, the Company agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(c) OTHER CHARGES. The Company agrees to indemnify the Holder against and hold it harmless from any and all present and future stamp, transfer, documentary and other such taxes, levies, fees, assessments and other charges made by any jurisdiction by reason of the execution, delivery, performance and enforcement of this Agreement.

SECTION 15. BINDING EFFECT. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Company, the Holder and their respective successors and assigns.

SECTION 16. GOVERNING LAW AND RELATED MATTERS. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA WITHOUT RESORT TO THAT STATE’S CONFLICT-OF-LAW RULES, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND TO THE EXTENT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR THE REMEDIES HEREUNDER, IN RESPECT OF ANY COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN CALIFORNIA.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT THE COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. The Company hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to the Company at its address set forth in Section 12 hereof, such service being hereby acknowledged by the Company to be sufficient for personal jurisdiction in any action against the Company in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Holder to bring proceedings against the Company in the courts of any other jurisdiction.

THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED.

The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Company and the Holder each (i) acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this relationship, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS AGREEMENT. In the event of litigation, this provision may be filed as a written consent to a trial by the court.

SECTION 17. ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the Company and the Holder.

SECTION 18. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

SECTION 19. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

SECTION 20. TERMINATION. Upon payment and performance in full of all Secured Obligations, this Agreement shall terminate and the Holder shall promptly execute and deliver to the Company such documents and instruments reasonably requested by the Company as shall be necessary to evidence termination of all security interests given by the Company to the Holder hereunder; PROVIDED, HOWEVER, that the obligations of the Company under Section 14 shall survive such termination.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

“COMPANY”		“HOLDER”

INSITE VISION INCORPORATED, a Delaware corporation		S. KUMAR CHANDRASEKARAN, PH.D., an individual

By:	Name: Title:

S-1

This ADDITIONAL COUNTERPART (this “Counterpart”), dated July 30, 2003, is delivered pursuant to Section 22 of the Security Agreement referred to below. The undersigned hereby agrees that this Counterpart may be attached to the Security Agreement, dated as of July 15, 2003 (as it may be from time to time amended, restated, modified or supplemented, the “Agreement”; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), among InSite Vision Incorporated (the “Company”) and the other Holders party thereto. The Company has issued to the undersigned a Senior Note in the aggregate principal amount of $50,000.00. The undersigned, by executing and delivering this Counterpart, hereby becomes a Holder under the Agreement in accordance with Section 22 thereof and agrees to be bound by all of the terms thereof.

MHU Ventures, Inc.

By:	________________________________________

Name:	________________________________________

Title:	________________________________________

ACKNOWLEDGED AND AGREED

THIS 30th OF JULY, 2003:

InSite Vision Incorporated

By:	________________________________________

Name:	________________________________________

Title:	________________________________________

This ADDITIONAL COUNTERPART (this “Counterpart”), dated August 13, 2003, is delivered pursuant to Section 22 of the Security Agreement referred to below. The undersigned hereby agrees that this Counterpart may be attached to the Security Agreement, dated as of July 15, 2003 (as it may be from time to time amended, restated, modified or supplemented, the “Agreement”; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), among InSite Vision Incorporated (the “Company”) and the other Holders party thereto. The Company has issued to the undersigned a Senior Note in the aggregate principal amount of $100,000.00. The undersigned, by executing and delivering this Counterpart, hereby becomes a Holder under the Agreement in accordance with Section 22 thereof and agrees to be bound by all of the terms thereof.

CNE Investments, LLC

By:	________________________________________

Name:	________________________________________

Title:	________________________________________

ACKNOWLEDGED AND AGREED

THIS 13th OF AUGUST, 2003:

InSite Vision Incorporated

By:	________________________________________

Name:	________________________________________

Title:	________________________________________

SCHEDULE I

HOLDERS

AS OF AUGUST 13, 2003

Name and Address:	Principal Amount of Senior Note	Pro Rata Interest in Senior Note Principal Amount:
S. Kumar Chandrasekaran, Ph.D.	$400,000	72.73%

MHU Ventures, Inc.	$50,000	9.09%

CNE Investments, LLC	$100,000	18.18%

TOTAL	$550,000	100.00%